                                                                   EXHIBIT 10.01

                    DIGITAL CERTIFICATES INTERNATIONAL, INC.

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------



     This Series A Preferred Stock Purchase Agreement is made as of April 18, 1995, by and between Digital Certificates International, Inc. (the "COMPANY"),
                                                                    -------
RSA Data Security, Inc., a Delaware corporation ("RSA"), and the purchasers
                                                  ---
listed on Exhibit A (collectively referenced as the "PURCHASERS" and
                                                     ----------
individually as a "PURCHASER").
                   ---------

                                       1
                            Sale of Preferred Stock
                            -----------------------

     Subject to the terms and conditions hereof, the Company will sell and issue to the Purchasers, and the Purchasers, severally and not jointly, will purchase from the Company, the number of shares of the Company's Series A Preferred Stock (the "PREFERRED STOCK") set forth opposite each Purchaser's name on Exhibit A,
      ---------------
at a price of One Dollar and Twenty Cents ($1.20) per share.

                                       2
                               Closing; Delivery
                               -----------------

     2.1  Closings. The closings of the purchase and sale of the Preferred Stock
          --------
hereunder shall take place at such time or times as elected by the Company as set forth below. Each such closing is hereafter referenced as a "Closing". The Company shall schedule closings as it deems appropriate until such time as Four Million Three Hundred Six Thousand Eight Hundred Eighty-Three (4,306,883) shares of Preferred Stock have been sold or until December 31, 1995 whichever shall first occur. A majority of the holders of the Preferred Stock may approve an extension of such date. Each such closing shall be held at the offices of the Company or such other place as the Purchasers and the Company shall mutually agree.

     2.2  Delivery. At each Closing, the Company shall deliver to each Purchaser
          --------
a certificate representing the Preferred Stock which such Purchaser is purchasing at such Closing against delivery to the Company by such Purchaser of a bank check or bank wire (or other check acceptable to the Company) payable to the Company's order or by delivery of evidences of indebtedness of the Company for cancellation by the Company, all in the aggregate amount of the purchase price of such Preferred Stock.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 2

                                      3
                 Representations and Warranties of the Company
                 ---------------------------------------------

     The Company and where specifically indicated RSA, hereby jointly and severally (only in those cases in which a representation or warranty is made as to the same matter by both the Company and RSA) represent and warrant to each Purchaser that all of the statements made below in this Section 3 are true and correct in all respects upon each Closing. These representations and warranties are subject to the exceptions set forth on Exhibit B (the "SCHEDULE OF
                                                           -----------
EXCEPTIONS") furnished to each Purchaser, specifically identifying the relevant
----------
Section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder.

     3.1  Organization and Standing. The Company is a corporation duly
          -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Registration Rights Agreement attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT"), the
                                   -----------------------------
Stockholders Agreement attached hereto as Exhibit D (the "STOCKHOLDERS
                                                          ------------
AGREEMENT"), the OEM Master License Agreement attached hereto as Exhibit M (the
---------
"OEM AGREEMENT"), the Non-Compete and Non-Solicitation Agreement attached as
 -------------
Exhibit N (the "NON-COMPETE AGREEMENT"), the Assignment attached as Exhibit I
                ---------------------
(the "ASSIGNMENT"), and to carry on its business as now conducted and as
      ----------
proposed to be conducted in the Business Plan (Version 2.0) dated November, 1994 and attached hereto as Exhibit E, heretofore furnished to each Purchaser ("BUSINESS PLAN"). This Agreement, the Registration Rights Agreement, the
  -------------
Stockholders Agreement, the OEM Agreement, the Non-Compete Agreement and the Assignment are collectively referenced hereinafter as the "AGREEMENTS". The
                                                           ----------
Company is not required to be qualified as a foreign corporation in any jurisdiction except California; provided, however, that the Company need not be qualified in any jurisdiction in which a failure to qualify would not have a material and adverse effect on its operations or financial condition. The Company is duly qualified as a foreign corporation in California.

     3.2  Capitalization. The authorized capital stock of the Company consists
          --------------
of Fifteen Million Nine Hundred Forty Thousand Two Hundred Seventeen (15,940,217) shares of Common Stock and Six Million Eight Hundred Fifty-Six Thousand Eight Hundred Eighty-Four (6,856,884) shares of Preferred Stock, none of such Common or Preferred will be issued and outstanding prior to the first Closing. The Preferred Stock has the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 3


("CERTIFICATE") of the Company in the form of Exhibit F. The Company has
  -----------
reserved Six Million Eight Hundred Fifty-Six Thousand Eight Hundred Eighty-Four (6,856,884) shares of Common Stock for issuance upon conversion of the Preferred Stock. The Company has adopted a 1995 Stock Option Plan (the "PLAN") under which
                                                              ----
Two Million One Hundred Forty-Five Thousand (2,145,000) shares of Common Stock are available for sale pursuant to stock options to employees, officers, directors, advisory board members and consultants. Copies of the Plan and form of option agreement have been delivered to counsel for Purchasers. There are no other preemptive rights, options, warrants, conversion privileges or other rights or agreements presently outstanding for the purchase or acquisition from the Company of any of its authorized but unissued stock, other than the rights created by this Agreement. The list of the Company's security holders attached as Exhibit G is a true, correct and complete list of the owners and number of shares held by each owner, of record and, to the best knowledge of the Company, beneficially, of all outstanding securities of the Company as of the first Closing. The list of the Company's option holders attached hereto as Exhibit G is a true, correct and complete list of all option holders of the Company, the number of shares under option to each such person, the exercise price per share for all shares subject to option and the vesting schedule for each option. All outstanding securities of the Company were issued in compliance with applicable federal and state securities laws.

     3.3  Subsidiaries. The Company has no subsidiaries and does not otherwise
          ------------
own or control, directly or indirectly, any equity interest in any corporation, association, joint venture, partnership or other business entity.

     3.4  Authorization. All corporate action on the part of the Company, its
          -------------
officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Preferred Stock sold to the Purchasers hereunder (and the shares of Common Stock issuable upon conversion of such Preferred Stock) and the performance of all of the Company's obligations thereunder has been taken. The Agreements, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Preferred Stock sold to the Purchasers hereunder, when payment therefor has been received by the Company, will be validly issued, full paid and nonassessable; the shares of Common Stock issuable upon conversion of such Preferred Stock have been duly and validly reserved and, when issued in

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 4


compliance with the provisions of the Certificate, will be validly issued, full paid and nonassessable; and such Preferred Stock and such shares of Common Stock will be free of any liens or encumbrances, other than those created by or imposed upon the holders thereof through no action of the Company; provided, however, that such Preferred Stock (and the shares of Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and federal securities laws as set forth herein and under the Stockholders Agreement and Registration Rights Agreement. The sale of Preferred Stock hereunder and its conversion into Common Stock are not subject to any preemptive rights or rights of first refusal.

     3.5  Governmental Consent, Etc. No consent, approval or authorization of or
          -------------------------
designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of Preferred Stock hereunder or the shares of Common Stock issuable upon conversion of such Preferred Stock, or the consummation of any other transaction contemplated hereby, except, if required, the filing of Form D with the Securities and Exchange Commission and qualifications or filings under applicable state blue sky laws, which qualifications, if required, will have been obtained and will be effective on the Closing, and any such filings will be made within the time prescribed.

     3.6  Proprietary Rights. The Company and RSA hereby represent and warrant
          ------------------
that the Company possesses and has good, valid and marketable title, free and clear of all security interests, liens, claims, charges, encumbrances or any other defects in title of any nature whatsoever to, or has the valid, enforceable right to use (pursuant to written agreements, true and correct copies of which have been submitted to counsel for Purchasers), all trademarks, trademark rights, trade names, trade name rights, licenses, franchises, service marks, patents, patent applications, copyrights, inventions, discoveries, improvements, processes, trade secrets, formulae, proprietary rights or data, shop rights, ideas or know-how necessary to conduct its business as now being conducted or as proposed to be conducted in the Business Plan, without conflict with or infringement upon any valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company. The Company has caused all present and past executive officers, directors, employees, consultants and other agents of the Company, and shall use its best efforts to cause all future officers, directors, employees, consultants and other agents of the Company, to execute proprietary information agreements substantially in the form of Exhibit H. There are no outstanding options, licenses or agreements of any kind relating to the foregoing,

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 5


nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. None of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of the Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed to be conducted in the Business Plan, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which RSA, the Company or any employee of the Company is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 6


     3.7  Labor Matters. The Company: (i) is not bound by or subject to any
          -------------
collective bargaining agreement with respect to any of its employees nor has any labor union requested or, to the best knowledge of the Company, sought to represent any of the employees, representatives or agents of the Company, (ii) does not have any current labor problems or disputes, pending or threatened,
(iii) does not have in effect any "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or employee benefit or similar plans qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and (iv) does not maintain, has not in the past maintained and is not and has not been a contributor to any multi-employer plan or single employer plan, as defined in Section 4001 of the Employee Retirement Income Security Act of 1974, as amended, for the employees of the Company or any trade or business (whether or not incorporated) which, together with the Company, would be deemed to be a "single employer" within the meaning of such Section 4001. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes.

     3.8  Certain Transactions. The Company is not indebted, directly or
          --------------------
indirectly, to any of its officers or directors, or to their respective immediate family, in any amount whatsoever, except for salaries and fees accrued in the ordinary course of business; none of said officers or directors or members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship except RSA Data Security, Inc., or any firm or corporation which competes with the Company (except with respect to any interest in less than five percent (5%) of the stock of any corporation whose stock is publicly traded). No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.9  Voting Arrangements. Except as set forth in this Agreement and the
          -------------------
Stockholders Agreement, to the best knowledge of the Company, there are no outstanding stockholder agreements, purchase agreements, voting trusts, proxies or other arrangements or understandings, either written or oral, among the stockholders of the Company relating to either the voting or the disposition of their respective shares.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 7


     3.10   Compliance with Other Instruments, None Burdensome, Etc.  The
            --------------------------------------------------------
Company is not in violation of any term of its Certificate of Incorporation or Bylaws, as amended and in effect on and as of each Closing. The Company is not in violation in any respect of any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to it where such violation would adversely affect the Company, its operations or financial condition. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Preferred Stock sold hereunder and the shares of Common Stock issuable upon conversion of such Preferred Stock, have not resulted and will not result in any violation of or conflict with, or constitute a material default under, any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to it, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such term or provision which adversely affects the Company, its operations or financial condition as presently conducted or as contemplated to be conducted. The Company and, to the best knowledge of the Company, its officers, directors and key employees, are not parties to any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, decree or order restricting its ability to enter or compete in any line of business or market.

     3.11   Litigation, Etc. The Company and RSA hereby represent and warrant
            ---------------
that there are no actions, suits, proceedings or investigations pending against the Company or its properties, before any court or governmental agency (nor, to the best knowledge of the Company or RSA, is there any reasonable basis therefor or threat thereof), which, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of the Company, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted in the Business Plan or in any material liability on the part of the Company, or any change in the current equity ownership of the Company, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith. The foregoing includes, without limiting its generality, actions pending or threatened (or any basis therefor known to the Company or RSA) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or third parties or their obligations under any agreements with prior employers or the execution and delivery of the Assignment.

     3.12   Financial Statements.
            --------------------

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 8


            3.12.1 Attached hereto as Exhibit J is the Company's pro forma unaudited balance sheet as of the first Closing (the "BALANCE SHEET").
                                                      -------------

            3.12.2 The Company has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Balance Sheet, except for those (i) that may have been incurred after the date thereof and (ii) that are not required by generally accepted accounting principles to be included in a balance sheet or the notes thereto. All debts, liabilities and obligations incurred after the date of the Balance Sheet were incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate.

            3.12.3 The Balance Sheet was prepared according to generally accepted accounting principles consistently applied to the extent they apply to pro forma balance sheets and presents fairly the financial position of the Company, except that it does not contain all of the footnotes required by generally accepted accounting principles.

     3.13   Material Liabilities. The Company has no liabilities which are,
            --------------------
individually or in the aggregate, material to the financial condition or operating results of the Company which have not been disclosed on the Balance Sheet.

     3.14   Taxes. The Company has prepared and filed all federal, state and
            -----
local income, withholding, sales, real property, personal property and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes that have become due pursuant to such returns. None of such returns has been audited by any state or federal agency. No deficiency assessment or proposed adjustment of the Company's federal, state and or local taxes is pending, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the Company for which there is not an adequate reserve reflected in the Balance Sheet.

     3.15   Title.  The Company and RSA hereby represent and warrant that the
            -----
Company has good and marketable title to its property and assets. Such properties and assets are not subject to any material liens, mortgages, pledges, encumbrances or charges of any kind, except (a) as reflected in the Company's Balance Sheet, (b) for liens for current taxes not yet delinquent, (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (d) for liens in respect of pledges or deposits under workers'

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 9

compensation laws or similar legislation or (e) for minor defects in title, none of which individually or in the aggregate materially interferes with the use of such property. All leases, if any, pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms, assuming due execution by the other parties to such agreements, and, to the best knowledge of the Company, there exists no default or other occurrence or condition which could result in a material default or termination of any thereof.

     3.16   Agreements; Action.
            ------------------

            3.16.1 Except for agreements explicitly contemplated hereby, indemnity agreements, agreements with RSA copies of which have been provided to counsel for the Purchasers, and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

            3.16.2 There are no agreements, understandings, instruments, contacts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 (other than obligations of, or payments to, the Company arising from purchase and sale agreements entered into in the ordinary course of business), except agreements assigned to the Company by RSA copies of which have been provided to counsel for Purchasers, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), except agreements with RSA copies of which have been provided to Company for Purchasers, or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's product or service, except agreements with RSA copies of which have been provided to Company for Purchasers or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreement entered into in the ordinary course of business), except agreements with RSA copies of which have been provided to counsel for Purchasers.

            3.16.3 The Company has not (i) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness or other obligations incurred in the ordinary course of business or as disclosed in the Balance Sheet) individually in excess of $10,000 or,

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 10

in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) after the date of the Balance Sheet sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

     3.17   Compliance with Laws; Permits. To its knowledge, the Company is not
            -----------------------------
in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

     3.18   Environmental and Safety Laws. To its knowledge, the Company is not
            -----------------------------
in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     3.19   Offering Valid. Assuming the accuracy of the representations and
            --------------
warranties of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Preferred Stock and the Common Stock issued upon conversion thereof (the "Conversion Shares") will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Preferred Stock to any person or persons so as to bring the sale of such Preferred Stock by the Company within the registration provisions of the Securities Act.

     3.20   Full Disclosure. The Agreements, the Exhibits hereto and all other
            ---------------
documents delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 11

transactions contemplated hereby or thereby are complete and accurate, taken as a whole do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Notwithstanding the foregoing, the Business Plan provided to the Purchasers was prepared by the management of the Company in a good faith effort to describe the Company's proposed business and product and the markets therefor. The assumptions applied in preparing the Business Plan appeared reasonable to management as of the date thereof. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreements, the Exhibits hereto or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

     3.21   Qualified Small Business. The Company represents and warrants to the
            ------------------------
Purchasers that, to the best of its knowledge, the Preferred Stock should qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code") as of the date hereof. The Company will use reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code and any regulations promulgated thereunder.

     3.22   Section 83(b) Elections.  To the Company's knowledge, all elections
            -----------------------
and notices permitted by Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws have been timely filed by all employees who have purchased shares of the Company's Common Stock under agreements that provide for the vesting of such shares.

     3.23   Real Property Holding Corporation. The Company is not a real
            ---------------------------------
property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

     3.24   Insurance. The Company has or will obtain promptly following the
            ---------
Closing insurance policies with coverage customary for companies similarly situated to the Company.

     3.25   Future Business.  RSA represents and warrants that it has no present
            ---------------
intention of entering the escrowed key repository business.

     3.26   Certain Consents. RSA represents and warrants that it has obtained
            ----------------
all necessary third party consents to the assignment of the

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 12

contracts assigned by RSA to the Company pursuant to the provisions of the Assignment Agreement between RSA and the Company dated April 12, 1995.


                                       4
                 Representations and Warranties of Purchasers
                 --------------------------------------------

     Each Purchaser, as of the date each Purchaser closes, hereby, severally and not jointly, represents and warrants to the Company with respect to its purchase of the Preferred Stock hereunder that:

     4.1  Experience. Purchaser has substantial experience in evaluating and
          ----------
investing in private placement transactions so that Purchaser is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests in connection with the purchase of the Preferred Stock. Purchaser understands that the investment to be made in connection with the acquisition of Preferred Stock is speculative and involves significant risk. Purchaser has the ability to bear the economic risk of this investment and can afford a complete loss of the purchase price.

     4.2  Investment. Purchaser is acquiring the Preferred Stock and the
          ----------
underlying Common Stock to be issued on conversion thereof for investment for its own account, and not with the view to, or for resale in connection with, any "distribution" of all or any portion thereof within the meaning of the Securities Act. Purchaser understands that the Preferred Stock to be purchased hereunder and the underlying Common Stock to be issued on conversion thereof have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Purchaser's investment intent and the accuracy of Purchaser's representations as expressed herein. If other than an individual, Purchaser (other than Bessemer Venture Partners DCI) also represents that it has not been organized solely for the purpose of acquiring the Preferred Stock.

     4.3  Rule 144. Purchaser acknowledges that the Preferred Stock being
          --------
purchased hereunder and the underlying Common Stock to be issued on conversion thereof must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement, subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 13

certain current public information about the Company, the resale occurring after the expiration of minimum holding periods after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations (except as provided in Rule 144(k)).

     4.4  No Public Market. Purchaser understands that no public market now
          ----------------
exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Preferred Stock being acquired hereunder or the Common Stock issuable on conversion thereof and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

     4.5  Access to Data. Purchaser has received and reviewed the Company's
          --------------
Business Plan and Balance Sheet. In addition (but without limiting the effect of the Company's representations and warranties contained in this Agreement), Purchaser and its representatives have met with representatives of the Company and thereby have had the opportunity to request information and ask questions of, and receive answers from, said representatives concerning the Company and the terms and conditions of this transaction, as well as to obtain any additional information requested by Purchaser. Any questions raised by Purchaser or its representatives concerning this transaction have been answered to the satisfaction of Purchaser. Purchaser's decision to purchase the Preferred Stock is based on the answers to such questions as Purchaser and its representatives have raised concerning the transaction and on its own evaluation of the risks and merits of the purchase and the Company's proposed business activities.

     4.6  Authorization. This Agreement when executed and delivered by Purchaser
          -------------
will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.


                                       5
                      Conditions to Closing of Purchasers
                      -----------------------------------

     Purchasers' obligations to purchase the Preferred Stock at the Closing are, at the option of each such Purchaser, subject to the fulfillment as of the Closing of the following conditions:

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 14

     5.1  Representations and Warranties. The representations and warranties
          ------------------------------
made by the Company and RSA in Section 3 hereof shall be true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects on each Closing, with the same force and effect as if they had been made on and as of said date.

     5.2  Performance. The Company shall have performed and complied with all
          -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing; provided, however, that the obligations of the Purchasers shall not be conditional upon the issuance by the Company of the Preferred Stock to any Purchaser listed on Exhibit A which has not performed or tendered the performance of its obligations under this Agreement required to be performed on or prior to the Closing.

     5.3  Qualifications. All authorizations, approvals or permits, if any, of
          --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Preferred Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

     5.4  Minimum Investment. The Purchasers shall have purchased at the first
          ------------------
Closing an aggregate of at least Two Million Five Hundred Fifty Thousand (2,550,000) shares of Preferred Stock.

     5.5  Stock Certificates. The Company shall have delivered to each Purchaser
          ------------------
a certificate for the Preferred Stock purchased by such Purchaser.

     5.6  Stockholders Agreement. The Company, RSA and the Purchasers shall have
          ----------------------
executed and delivered the Stockholders Agreement in the form of Exhibit D hereto.

     5.7  Registration Rights Agreement. The Company, RSA and the Purchasers
          -----------------------------
shall have executed and delivered the Registration Rights Agreement in the form of Exhibit C hereto.

     5.8  Assignment Agreement. The Company and RSA shall have executed and
          --------------------
delivered the Assignment Agreement in the form of Exhibit I hereto.

     5.9  OEM Master License Agreement. The Company and RSA shall have executed
          ----------------------------
and delivered the OEM Master License Agreement in the form of Exhibit M hereto.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 15

     5.10   Non-Compete Agreement. The Company and RSA shall have executed and
            ---------------------
delivered the Non-Compete and Non-Solicitation Agreement in the form of Exhibit N hereto.

     5.11   Ameritech Agreement. The Company shall have executed and delivered
            -------------------
an agreement with Ameritech Development Corp. containing substantially the provisions set forth on Exhibit O hereto.

     5.12   Opinion of Company's Counsel. Each Purchaser shall have received
            ----------------------------
from counsel to the Company an opinion addressed to it, dated as of the Closing, in substantially the form of Exhibit K.

     5.13   Company Compliance Certificate.  Each of the Company and RSA
            ------------------------------
respectively, shall have delivered to each Purchaser a certificate of the Company and RSA, respectively, in the form of Exhibits L(1) and L(2), executed by the President of the Company, and the President of RSA, respectively, dated as of the Closing, certifying, as applicable, to the fulfillment of the conditions specified in Sections 5.1, 5.2, 5.3 and 5.5 of this Agreement, and stating that there has been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Business Plan.

                                       6
                       Conditions to Closing of Company
                       --------------------------------

     The Company's obligation to sell and issue the Preferred Stock to the Purchasers at a Closing is, at the option of the Company, subject to the fulfillment of the following conditions:

     6.1    Representations. The representations and warranties made by
            ---------------
Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing, with the same force and effect as if they had been made on and as of said date.

     6.2    Blue Sky. The Company shall have obtained all necessary Blue Sky law
            --------
permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

     6.3    Stockholders Agreement. The Company, RSA and the Purchasers shall
            ----------------------
have executed and delivered the Stockholders Agreement in the form of Exhibit D hereto.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 16

     6.4    Registration Rights Agreement.  The Company, RSA and the Purchasers
            -----------------------------
shall have executed and delivered the Registration Rights Agreement in the form of Exhibit C hereto.

     6.5    Payment of Purchase Price. Each Purchaser shall have delivered to
            -------------------------
the Company the purchase price for the Preferred Stock.

     6.6    Minimum Investment. The Purchasers shall have purchased at the
            ------------------
Closing an aggregate of at least Two Million Five Hundred Fifty Thousand (2,550,000) shares of Preferred Stock.

                                       7
            Affirmative Covenants of the Company and the Purchasers
            -------------------------------------------------------

     The Company and each Purchaser, where indicated below, hereby covenant and agree as follows:

     7.1    Financial Information. As long as a Purchaser holds Preferred Stock
            ---------------------
convertible into at least 50,000 shares of Common Stock or 50,000 shares of Common Stock issued upon conversion of the Preferred Stock, or a combination of such Preferred Stock or Common Stock, as adjusted for recapitalizations, stock splits, stock dividends and the like, the Company will provide the following reports to such Purchaser:

            7.1.1 As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, all certified by independent public accountants of national standing selected by the Company together with a copy of the auditor's letter to management of required communications.

            7.1.2 As soon as practicable after the end of the first (1st), second (2nd) and third (3rd) quarterly accounting periods in each fiscal year of the Company, and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 17

            7.1.3 Contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock.

     7.2    Additional Information. As long as a Purchaser holds Preferred Stock
            ----------------------
convertible into at least 50,000 shares of Common Stock or 50,000 shares of Common Stock issued upon conversion of the Preferred Stock, or a combination of such Preferred Stock or Common Stock, as adjusted for recapitalizations, stock splits, stock dividends and the like, the Company will provide the following reports to such Purchaser as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, unaudited consolidated balance sheets of the Company as at the end of such month, unaudited consolidated statements of income, and, if prepared for the Company's Board of Directors or officers, unaudited consolidated statements of cash flow for each month and for the current fiscal year to date. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (other than accompanying notes), all in reasonable detail and signed, subject to year-end audit adjustments, by the principal financial or accounting officer of the Company.

     7.3    Forecasts and Operating Plan. As long as a Purchaser holds Preferred
            ----------------------------
Stock convertible into at least 50,000 shares of Common Stock or 50,000 shares of Common Stock issued upon conversion of the Preferred Stock, or a combination of such Preferred Stock and Common Stock, as adjusted for recapitalizations, stock splits, stock dividends and the like, the Company will provide the following report to such Purchaser:

            7.3.1 Within thirty (30) days before the end of each fiscal year, a projected monthly income, cash flow and balance sheet statement for the ensuing twelve (12) months.

            7.3.2 Thirty (30) days before the end of each fiscal year, a comprehensive operating plan, including the annual budget, which must be presented to the Board of Directors for approval.

     7.4    Termination of Covenants. The covenants set forth in Sections 7.1,
            ------------------------
7.2 and 7.3 shall terminate and be of no further force or effect when the Company has registered a class of securities under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 ACT"). In addition,
                                                  --------
notwithstanding anything to the contrary in this Section 7, the Company shall have no obligation to deliver any information pursuant to the provisions of
Section 7.3 to any Purchaser or stockholder whom the Board of Directors reasonably

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 18

determines directly or indirectly competes with the Company or any of its affiliated entities.

     7.5    Confidentiality.
            ---------------

            7.5.1 Each Purchaser shall keep confidential and not disclose or deliver to third parties and not use for such Purchasers own purposes all information and financial statements delivered under Section 7.1, 7.2 and 7.3 or otherwise received by such Purchaser as a Director of the Company or as a holder of securities issued under this Agreement, and, in addition, any and all other information identified in writing as proprietary to the Company or Confidential (the "INFORMATION"). At the request of the Company, any person designated
      -----------
by each Purchaser to receive Information shall execute an agreement acknowledging that such person shall be bound by the obligations set forth in this Section 7.5, but subject to the exceptions set forth in subsection 7.5.2 below. This Section 7.5, and subsections 7.5.2 and 7.5.3 below, shall survive termination or expiration of this Agreement.

            7.5.2 The obligation of confidentiality and restrictions on use imposed upon each Purchaser by this Section 7.5 shall not apply to any Information that such Purchaser can demonstrate was:

                   7.5.2.1 in the public domain before the date of this Agreement or subsequently came into the public domain other than through any disclosure or delivery thereof by such Purchaser; or

                   7.5.2.2 lawfully received by such Purchaser or any of its affiliates without a binder of confidentiality from a source other than the Company; or

                   7.5.2.3 disclosed without restriction by, or with the prior written approval of, the Company.

            7.5.3  Notwithstanding anything to the contrary contained in this
Section 7.5, any Purchaser may disclose or deliver any such Information to the extent such Purchaser shall have been advised by counsel that such disclosure or delivery is necessary for that Purchaser to comply with any law or regulation or to enforce any provision of this Agreement; provided, however, that such Purchaser shall give the Company reasonable advance notice of any such proposed disclosure or delivery, shall use its reasonable best efforts to secure from any person obtaining access to the Information pursuant to this Section 7.5.3 an agreement in writing to be bound by the provisions of this Section 7.5 and shall advise the Company in writing of the manner of such disclosure.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 19

            7.5.4  Injunctive Remedy.  Each Purchaser agrees that rmedies at law
                   -----------------
may be inadequate to protect against breach of this Section 7.5 and hereby agrees to the granting of injunctive relief in favor of the Company without proof of actual damages for any breach of this Section 7.5.

     7.6    Key Man Insurance.  The Company shall obtain not later than ninety
            -----------------
days (90) after the date of this agreement and keep in effect for a period of two (2) years from the date of the Closing, term life insurance in the amount of One Million Dollars ($1,000,000) on the life of D. James Bidzos, with proceeds payable to the Company. Within ninety (90) days after employing a new Chief Executive Officer, the Company shall obtain and keep in effect for a period of ten (10) years from the date of employment of such Chief Executive Officer, term life insurance in the amount of One Million Dollars ($1,000,000) on the life of such Chief Executive Officer with the proceeds payable to the Company.

     7.7    Directors' Expenses. The Company shall reimburse reasonable
            -------------------
out-of-pocket expenses incurred by Directors in attending Board of Directors' meetings.

     7.8    Certain Board Approval.  The Company agrees that it will obtain the
            ----------------------
Board of Directors' prior approval before entering into any agreement with RSA which is outside the ordinary course of the Company's business and provides for payments to or by the Company in excess of Twenty-Five Thousand Dollars ($25,000).

     7.9    Reserved Shares.  The Company agrees to reserve sufficient shares of
            ---------------
Common Stock for issuance upon conversion of the Preferred Stock.

                                       8
                Restrictions on Transferability of Securities;
                ----------------------------------------------
              Registration Rights; Compliance with Securities Act
              ---------------------------------------------------

     The Preferred Stock being purchased hereunder and the Common Stock issuable upon conversion of such Preferred Stock shall not be sold, assigned, transferred or pledged except in accordance with the Registration Rights Agreement and the Stockholders Agreement. Nothing in this Agreement prohibits a Purchaser from selling, assigning, transferring or pledging such stock to an affiliate of such Purchaser, whether foreign, domestic or otherwise.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 20

                                       9
                      Purchasers' Right of First Refusal
                      ----------------------------------

     The Company hereby grants to each Purchaser the right of first refusal to purchase, pro rata, all or any part of any New Securities (as defined in Section 9.1) which the Company may, from time to time, propose to sell and issue. Each Purchaser's pro rata share, for purposes of this right of first refusal, is the ratio (assuming, for purposes of calculating such ratio, complete conversion of all outstanding shares of Preferred Stock and complete conversion of all outstanding convertible securities of the Company other than the Preferred Stock) of the number of shares of Common Stock then held by such Purchaser to the total number of shares of Common Stock of the Company. This right of first refusal shall be subject to the following provisions:

     9.1    "NEW SECURITIES" shall mean any shares of Common Stock or Preferred
             --------------
Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase said Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into Preferred Stock; provided that "New Securities" does not include (i) the first Four Million Three Hundred Six Thousand Eight Hundred Eighty-Three (4,306,883) shares of Series A Preferred Stock issued by the Company, (ii) shares of Common Stock issuable upon conversion of any Preferred Stock, (iii) shares of Common Stock issuable upon conversion or exercise of securities outstanding on the date hereof, (iv) securities offered to the public generally pursuant to a registration statement,
(v) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders immediately prior to such transaction owns not less than fifty-one percent (51%) of the voting power of such corporation or the surviving entity, (vi) up to 2,395,000 shares of the Company's Common Stock (and related warrants or options exercisable for Common Stock) issued to employees, officers and directors of the Company, consultants to the Company, members of advisory boards of the Company, entities of strategic significance to the Company, or lenders to the Company, (vii) any security if Purchasers holding a majority of the outstanding Preferred Stock purchased hereunder (or the shares of Common Stock issued upon conversion thereof, or any combination of such Preferred Stock and such shares of Common Stock) consent in writing that the right of first refusal shall not apply to such securities,
(viii) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the rights of first refusal established by this Section 9.1 applied with respect to the initial sale or grant by the Company of such rights or

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 21

agreements or was not applicable, and (ix) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

     9.2 In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Purchaser shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to the Purchaser's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each Purchaser shall have a right of overallotment such that if any Purchaser fails to exercise his right hereunder to purchase his pro rata portion of New Securities, the other Purchasers may purchase the nonpurchasing Purchaser's portion on a pro rata basis, within ten (10) days from the date such nonpurchasing Purchaser fails to exercise his right hereunder to purchase his pro rata share of New Securities.

     9.3 In the event that Purchasers fail to exercise in full the right of first refusal within said twenty (20) plus ten (10) day period, the Company shall have one hundred eighty (180) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell the New Securities respecting which the Purchasers' option was not exercised, at a price and upon terms no more favorable to the buyers of such securities then specified in the Company's notice to Purchasers. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said one hundred eighty (180) day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to each Purchaser in the manner provided above.

     9.4 The right of first refusal granted under this Agreement shall expire upon the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act.

     9.5 The right of first refusal hereunder is only assignable, in whole or in part, by a Purchaser to any affiliate of such Purchaser or to an assignee purchasing at least fifty percent (50%) of the outstanding Preferred Stock purchased hereunder by such Purchaser.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 22

Any assignment of rights hereunder shall not affect a Purchaser's rights based on Preferred Stock or Common Stock Purchaser continues to hold.

                                      10
                         Purchasers' Right of Co-Sale
                         ----------------------------

     10.1   Sales By RSA Data Security, Inc.
            --------------------------------

            10.1.1  Should RSA ("PRINCIPAL SHAREHOLDER") receive a bona fide
                                 ---------------------
offer (the "PURCHASE OFFER") from any person or entity ("OFFEROR"), to purchase
            --------------                               -------
from said Principal Shareholder Common Stock or Preferred Stock (collectively "CAPITAL STOCK"), of the Company now owned or hereafter acquired by the
 -------------
Principal Shareholder upon specific terms and conditions (including a specified purchase price payable in cash or other property), then said Principal Shareholder shall promptly notify the Purchasers of the terms and conditions of such Purchase Offer (for purposes of this Section 10.1 only, the Principal Shareholder proposing to sell shares pursuant to this Section shall be referenced as the "SELLING PRINCIPAL SHAREHOLDER").
                   -----------------------------

            10.1.2 Each of the Purchasers shall have the right, exercisable upon written notice to the Selling Principal Shareholder within ten (10) business days after receipt of the notice of the Purchase Offer referenced in
Section 10.1.1 above, to participate in the Selling Principal Shareholder's sale of the Capital Stock pursuant to the specified terms and conditions of such Purchase Offer. To the extent one or more of the Purchasers exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Capital Stock which the Selling Principal Shareholder may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of each of the Purchasers shall be subject to the following terms and conditions:

                    10.1.2.1 Each of the Purchasers may sell all or any part of that number of shares of Common Stock (or Preferred Stock convertible into such number of shares of Common Stock) of the Company equal to the product obtained by multiplying (i) the maximum aggregate number of shares of Common Stock covered by the Purchase Offer by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company at the time owned by the Purchaser (assuming for such purpose conversion of the Preferred Stock) and the denominator of which is the combined number of shares of Common Stock of the Company at the time owned by the Selling Principal Shareholder and the Purchasers (assuming for such purpose conversion of the Preferred Stock).

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 23

                    10.1.2.2 To the extent one or more of the Purchasers elect not to sell the full number of shares said Purchasers are entitled to sell pursuant to Section 10.1.2.1 above, the Selling Principal Shareholder's right to participate in the sale shall be increased by a corresponding number of shares.

                    10.1.2.3 Each of the Purchasers may effect its participation in the sale by delivering to a closing agent acceptable to such Purchasers and Selling Principal Shareholder ("AGENT") for transfer to the
                                               -----
Offeror one or more certificates, properly endorsed for transfer, which represent (i) the number of shares of Common Stock which the Purchaser elects to sell pursuant to this Section 10.1.2 or (ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which the Purchaser elects to sell pursuant to this Section 10.1.2; provided, however, that if the Offeror objects to the delivery of Preferred Stock in lieu of Common Stock, the participating Purchaser or Purchasers may convert and deliver Common Stock as provided in subparagraph (i) above.

            10.1.3 The stock certificates which the Purchasers deliver to Agent pursuant to Section 10.1.2 shall be transferred by the Agent to the buyer thereof in consummation of the sale of the stock pursuant to the terms and conditions specified in the Section 10.1.1 notice to the Purchasers. Selling Principal Shareholder agrees to cause the buyer thereof to make payment therefor to Agent and Agent shall promptly thereafter remit to each Purchaser that portion of the sale proceeds to which the Purchaser is entitled by reason of said Purchaser's participation in such sale.

            10.1.4 The exercise or non-exercise of the rights of the Purchasers hereunder to participate in one or more sales of stock made by any Principal Shareholder shall not adversely affect their rights to participate in subsequent stock sales by any Principal Shareholder.

            10.1.5  The participation rights of the Purchasers contained in this
Section 10 shall not pertain or apply to any pledge of Company Common Stock made by a Principal Shareholder which creates a mere security interest, nor shall such rights pertain or apply to any sales or transfers of Company Common Stock to shareholders of the Principal Shareholder or affiliates of the Principal Shareholder or its shareholders, provided such shareholders or affiliates shall furnish the Purchasers with a written agreement agreeing to be bound by and comply with all the provisions of this Section 10 applicable to the Principal Shareholder.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 24

     10.2   Prohibited Transfers.
            --------------------

            10.2.1 In the event a Selling Principal Shareholder should sell any Common Stock of the Company in contravention of the participation rights of the Purchasers under this Section 10 (a "PROHIBITED TRANSFER"), the Purchasers shall
                                     -------------------
have the put option provided below.

            10.2.2 In the event a Prohibited Transfer occurs, the Purchasers shall have the option to sell to the Principal Shareholder effecting the Prohibited Transfer a number of shares of stock of the Company (either directly or through delivery of convertible Preferred Stock purchased hereunder) equal to the number of shares such Purchaser would have had the right to sell in the Prohibited Transfer on the following terms and conditions:

                    10.2.2.1 The price per share at which the shares are to be sold to the Principal Shareholder shall be equal to the price per share paid by the buyer to the Principal Shareholder in the Prohibited Transfer.

                    10.2.2.2 The Purchasers shall deliver to the Principal Shareholder, within ninety (90) days after they have received notice from the Principal Shareholder or otherwise become aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                    10.2.2.3 The Principal Shareholder shall, upon receipt of the certificates for the repurchased shares, pay the aggregate purchase price therefor, by certified check or bank draft made payable to the order of the Purchaser exercising the put option.

     10.3   Legended Certificates.
            ---------------------

            10.3.1 Each certificate representing shares of the Common Stock of the Company now or hereafter owned by the Principal Shareholder shall be endorsed with the following legend:

     THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF SECTION 10 OF THAT CERTAIN PREFERRED STOCK PURCHASE AGREEMENT, DATED APRIL 17, 1995, AMONG THE COMPANY, THE HOLDER OF THIS CERTIFICATE, CERTAIN INVESTORS IN PREFERRED STOCK OF THE COMPANY AND OTHER PRINCIPAL SHAREHOLDERS AS SET FORTH THEREIN. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 25

     THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.

            10.3.2 The Section 10.3.1 legend shall be removed upon termination of this Section 10 in accordance with the provisions of Section 10.4.

     10.4   Termination of Right.  The rights of each Purchaser under this
            --------------------
Section 10 and the correlative obligations of the Principal Shareholders with respect to such Purchaser shall terminate at such time as that Purchaser shall no longer be the owner of any shares of capital stock of the Company. Unless sooner terminated in accordance with the preceding sentence, this Section 10 shall terminate upon the first to occur of the following events:

            10.4.1  the liquidation or dissolution of the Company;

            10.4.2 the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; or

            10.4.3 the registration of a class of the Company's securities under Section 12 of the 1934 Act.

                                      11
                                Indemnification
                                ---------------

     11.1   Indemnification.  RSA shall indemnify, hold harmless, reimburse
            ---------------
and defend each Purchaser against any loss, liability or other damages, including reasonable costs of investigation, interest, penalties and attorneys' and accountants' fees incurred in connection with, or arising from, or attributable to (i) the lawsuit identified as RSA Data Security, Inc. v. Cylink
                                              ---------------------------------
Corporation, et al. (Santa Clara County Superior Court Case No. CV 740794), (ii)
------------------
the lawsuit identified as Cylink Corporation v. RSA Data Security, Inc. and
                          -------------------------------------------------
Related Cross Actions (United States District Court, Northern District of
---------------------
California, Oakland Division, Case No. C 94 02332 CW), (iii) the lawsuit identified as Schlafly v. Public Key Partners and RSA Data Security, Inc.,
               -------------------------------------------
(United States District Court, Northern District of California, San Jose Division, Case No. C 94 20512 SW (PVT), (iv) the failure of the Company to have good and marketable title free (except as described in the Assignment (defined below)) from all security interests, liens, claims, charges, encumbrances, or any other defects in title of any nature whatsoever to all assets and other interests transferred to the Company by RSA pursuant to the Assignment of even date herewith between the Company and RSA (the "Assignment"), (v) any

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 26

claim, suit or proceeding on the basis of infringement of any intellectual property right delivered to the Company pursuant to the Assignment or any claim that RSA had no right to transfer and assign such right and (vi) the failure of the assets and other rights transferred to DCI pursuant to the Assignment to be sufficient for the Company to conduct the certification business described in the Business Plan.

     11.2   Purchase Option; Limit on Liability.  In lieu of the payment of any
            -----------------------------------
amounts pursuant to Section 11.1 above, RSA may elect, within ninety days after the initial claim for indemnification is made by a Purchaser at its sole option, to purchase from any Purchaser claiming indemnification hereunder the shares of Preferred Stock (or equivalent shares of Common Stock received upon conversion thereof) acquired by such Purchaser pursuant to this Agreement at their aggregate fair market value, but only if the aggregate indemnification claim can reasonably be expected to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00). The fair market value of such shares shall be agreed upon by RSA and such Purchaser within thirty (30) days (the "INITIAL PERIOD") after
                                                     --------------
RSA's election to purchase shares hereunder. In the event RSA and such Purchaser are unable to reach an agreement during the Initial Period, the determination of fair market value shall be made pursuant to the appraisal procedure set forth in
Section 11.3 below. Upon the purchase of any such shares, RSA shall have no further liability hereunder to any such selling Purchaser. Notwithstanding anything herein to the contrary, RSA shall have no indemnification liability to any Purchaser under this Section 11 in excess of the aggregate purchase price paid by such Purchaser for the shares of Preferred Stock acquired by such Purchaser pursuant to this Agreement. The preceding sentence is not to be construed as a limitation on the fair market value to be paid by RSA to a Purchaser in the event RSA elects to acquire a Purchaser's shares pursuant to this Section 11.2

     11.3   Appraisal Procedure.  Any appraisal pursuant to this Section 11
            -------------------
shall be conducted by three (3) independent appraisers, one of whom shall be appointed by RSA, the second by the Purchaser and the third selected by the first two (2) appraisers so selected, and, if such appraisers cannot in good faith agree upon the fair market value, such fair market value shall be the median of the appraisers' individual valuations. Fair market value determined under this Section 11 shall be inclusive of an amount representing the value of the goodwill of the Company, shall be calculated as of the date the claim for indemnification was initially made and shall be exclusive of any diminution or decrease in the fair market value as a result of the occurrence of the events for which indemnification is being claimed. The cost of any such appraisal shall be borne fifty percent (50%) by

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 27

the Purchaser and fifty percent (50%) by RSA. Each Purchaser and RSA agree to use their respective reasonable best efforts to commence the appraisal procedure as soon as practicable after the expiration of the Initial Period. Should any party fail or refuse to appoint an appraiser within thirty (30) days after expiration of the Initial Period, the appraiser appointed by the other party shall be the sole appraiser and such appraisal shall be binding on all parties hereto and their successors and assigns. Each appraiser appointed hereunder must be unaffiliated with and independent of the person appointing such appraiser. Each appraiser must have reasonable professional qualifications as an appraiser for the appraisal to be prepared hereunder.


                                      12
                                 Miscellaneous
                                 -------------

     12.1   Governing Laws.  This Agreement shall be governed by and construed
            --------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     12.2   Successors and Assigns.  The terms and conditions of this Agreement
            ----------------------
shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     12.3   Severability.  If any provision of this Agreement, or the
            ------------
application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 28

     12.4   Entire Agreement.  This Agreement, the exhibits hereto, the
            ----------------
documents referenced herein and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     12.5   Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

     12.6   Finder's Fees.  The parties hereto each represent to every other
            -------------
party that such party neither is, nor will be, obligated for any finder's or broker's fee or commission in connection with the transactions contemplated herein. Each party agrees to indemnify and to hold harmless all other parties from any liability for any commission or compensation in the nature of a finder's or broker's fee (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party, its employees, agents or representatives is responsible.

     12.7   Expenses.  The Company and each Purchaser shall pay all costs and
            --------
expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. In this regard, the Company shall pay Tomlinson, Zisko, Morosoli & Maser up to an aggregate of Sixty Thousand Dollars ($60,000) of its and RSA's legal fees in addition to all expenses related thereto for legal work performed in connection with the formation of the Company and the negotiation, execution, delivery and performance of this Agreement. The Company shall reimburse Cooley, Godward, Castro, Huddleson & Tatum, counsel to Purchasers, up to Thirty-Five Thousand Dollars ($35,000) of its legal fees and expenses for legal work performed in connection with the negotiation, execution, delivery and performance of this Agreement. The Company shall reimburse Farella, Braun & Martel, counsel to Visa International Service Association, up to Ten Thousand Dollars ($10,000) of its legal fees and expenses for legal work performed in connection with the negotiation, execution, delivery and performance of this Agreement.

     12.8   Public Announcements.  The Company, RSA and each Purchaser agree not
            --------------------
to issue any press release or make any public statement with respect to the transactions contemplated by this Agreement or the identity of any of the Purchasers without the prior approval of all of

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 29

the Purchasers both as to the making of such release or statement and as to the form and content thereof, except to the extent that such party is advised by counsel, in good faith, that such release or statement is required as a matter of law.

     12.9   Other Remedies.  Any and all remedies herein expressly conferred
            --------------
upon a party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

     12.10  Amendment and Waivers.  Any term or provision of this Agreement may
            ---------------------
be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or succeeding breach or default.

     12.11  Survival of Agreements. All covenants, agreements, representations
            ----------------------
and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The representations, warranties, covenants and agreements of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers.

     12.12  Attorneys' Fees.  Should suit be brought to enforce or interpret
            ---------------
any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 30

     12.13  Notices. Whenever any party hereto desires or is required to give
            -------
any notice, demand or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States certified mail, return receipt requested, postage prepaid, addressed as follows:

            Company:           Digital Certificates International, Inc.
                               c/o RSA Data Security, Inc.
                               100 Marine Parkway, Suite 500
                               Redwood City, CA 94065
                               Attn:  President

            If to Company,
            with a copy to:    Timothy Tomlinson, Esq.
                               Tomlinson Zisko Morosoli & Maser
                               200 Page Mill Road, Second Floor
                               Palo Alto, CA 94306


            Purchasers:        At the address(es) set forth on
                               Exhibit A hereto

            Such communications shall be effective when they are received by the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be effective five (5) days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

     12.14  Construction of Agreement.  This Agreement has been negotiated by
            -------------------------
the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. A reference in this Agreement to any Section shall include a reference to every Section the number of which begins with the number of the Section to which reference is specifically made (e.g., a
                                                                        ----
reference to Section 5.8 shall include a reference to Sections 5.8.1 and 5.8.1.1). The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. A reference to a Schedule, Exhibit or Section means a Schedule, Exhibit or Section of this Agreement, unless the context expressly otherwise requires.

     12.15  Purchaser Investigation.  Each Purchaser acknowledges that it is not
            -----------------------
relying upon any person, firm or corporation (other than the Company, its officers and directors) in making its investment or decision to invest in the Company. Each of the Purchasers, severally

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 31

and not jointly, represents to each of the other Purchasers that it has been solely responsible for its own "due-diligence" investigation of the Company and its management and business, and for its own analysis of the merits and risks of this investment. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents or employees of any such Purchaser, shall be liable to any other Purchaser for any actions taken in connection with the purchase of Preferred Stock in accordance with the terms of this Agreement.

     12.16  No Endorsement.  Purchasers understand that no federal or state
            --------------
securities administrator has made any finding or determination relating to the fairness of investment in the Company or purchase of the Preferred Stock hereunder and that no federal or state securities administrator has recommended or endorsed the offering of securities by the Company hereunder.

     12.17  California Corporate Securities Law.  THE SALE OF THE SECURITIES
            -----------------------------------
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     12.18  Pronouns.  All pronouns and any variations thereof shall be deemed
            --------
to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     12.19  Further Assurances.  Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

     12.20  Absence of Third Party Beneficiary Rights.  No provisions of this
            -----------------------------------------
Agreement are intended nor shall be interpreted to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder or partner of any party hereto, or any other person, unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 33

     IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.

                    COMPANY:

                    Digital Certificates International, Inc.
                    c/o RSA Data Security, Inc.
                    100 Marine Parkway, Suite 500
                    Redwood City, CA 94065

                    DIGITAL CERTIFICATES INTERNATIONAL, INC.

                    By: /s/ David Cowan
                       ----------------------------------

                    Name: David Cowan
                         --------------------------------

                    Title: Chairman of the Board
                          -------------------------------

                    RSA:

                    RSA Data Security, Inc.
                    100 Marine Parkway, Suite 500
                    Redwood City, CA 94065

                    RSA DATA SECURITY, INC.

                    By: /s/ D. James Bidzos
                       ----------------------------------

                    Name:   D. James Bidzos
                         --------------------------------

                    Title: ______________________________

                    PURCHASERS:

                    Bessemer Venture Partners DCI
                    1025 Old County Road, Suite 205
                    Westbury, NY 11590

                    BESSEMER VENTURE PARTNERS DCI

                    By:  Bessemer Venture Partners III L.P.
                         Managing General Partner

                    By:  Deer III & Co.

                    By: /s/ Robert H. Beuscher
                        ---------------------------------

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 34



                    Name: Robert H. Buescher
                         --------------------------------
                    Title:  Partner


                    Mitsubishi Corporation
                    6-3, Marunouchi 2-Chome,
                    Chiyoda-ku, Tokyo 100-86
                    Japan

                    MITSUBISHI CORPORATION

                    By: /s/ Mitsubishi Corporation
                       ----------------------------------
                    Name: Yukihiro Kayama

                    Title: Senior Assistant to Managing Director
                           Information Systems and Services Group


                    Security Dynamics Technologies, Inc.
                    One Alewife Center
                    Cambridge, MA  02140-2312

                    SECURITY DYNAMICS TECHNOLOGIES, INC.

                    By: /s/ Charles R. Stuckney Jr.
                       ----------------------------------
                    Name:   Charles R. Stuckney Jr.
                         --------------------------------
                    Title:  President and CEO
                          -------------------------------


                    Intel Corporation
                    2200 Mission College Blvd.
                    Santa Clara, CA  95052

                    INTEL CORPORATION

                    By: /s/ Arvind Sodhani
                       ----------------------------------
                    Name:   Arvind Sodhani
                         --------------------------------
                    Title:  Vice President and Treasurer
                          -------------------------------

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 35


                    Ameritech Development Corporation
                    30 South Wacker Drive, 37th Floor
                    Chicago, Ill  60606

                    AMERITECH DEVELOPMENT CORPORATION

                    By: /s/ Thomas Touton
                       ----------------------------------
                    Name:  Thomas Touton

                    Title: Vice President - Venture Capital


                    GC&H Investments
                    3000 Sand Hill Road
                    Building 3, Suite 230
                    Menlo Park, CA  94025

                    GC&H INVESTMENTS

                    By: /s/ James C. Kitch
                       ----------------------------------
                    Name:   James C. Kitch
                         --------------------------------
                    Title:  Executive Partner
                          -------------------------------

                    VISA International Service Association
                    c/o Andrew Konstantaras
                    Legal Department
                    VISA
                    900 Metro Center Boulevard
                    Foster City, CA 94404

                    VISA INTERNATIONAL SERVICE ASSOCIATION

                    By: /s/ William L. Powar
                       ----------------------------------
                    Name:   William L. Powar
                         --------------------------------
                    Title:  Vice President
                          -------------------------------

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 36



                    Fischer Security Corporation L.L.C.
                    4073 Mercantile Avenue
                    Naples, FL 33942

                    FISCHER SECURITY CORPORATION L.L.C.

                    By: /s/ Addison M. Fischer
                       ----------------------------------
                    Name:   Addison M. Fischer
                         --------------------------------
                    Title: ______________________________


                    First TZMM Investment Partnership
                    c/o Tomlinson Zisko Morosoli & Maser
                    200 Page Mill Road, 2nd Floor
                    Palo Alto, CA  94306

                    FIRST TZMM INVESTMENT PARTNERSHIP

                    By: /s/ Timothy Tomlinson
                       ----------------------------------
                    Name:   Timothy Tomlinson
                         --------------------------------
                    Title:  Partner
                          -------------------------------

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 37


                                   EXHIBIT A

                               LIST OF PURCHASERS
                               ------------------

Purchaser                                   Shares
---------                                 ----------
Bessemer Venture Partners DCI                850,000
Visa International Service Association       850,000
Intel Corporation                            850,000
Fischer Security Corporation L.L.C.          425,000
Ameritech Development Corporation            425,000
Mitsubishi Corporation                       425,000/*/
Security Dynamics Technologies, Inc.         425,000
GC&H Investments                              33,333
First TZMM Investment Partnership             23,550
                                          ----------
   TOTAL                                   4,306,883






__________
     /*/       It is understood that such shares will be purchased by Mitsubishi
International at a closing to be held as soon as practicable after the date hereof upon receipt of all necessary executed closing documents.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 38




                                   EXHIBIT B

                        COMPANY'S SCHEDULE OF EXCEPTIONS
                        --------------------------------


  The following exceptions to the representations and warranties of the Company and RSA are exceptions to all representations and warranties in Section 3, the section references below are for reference purposes only.

  3.1 As of the date hereof, the Company has not qualified to do business as a foreign corporation in California. The Company agrees to use its best efforts to qualify as a foreign corporation in California as soon as practicable after the date hereof.

  3.6  The Company and RSA are parties to the following agreements:

       13. Assignment from RSA to the Company relating to the assignment of certain technology and other assets to the Company ("ASSIGNMENT").
                                                     ----------

       14. Master OEM Agreement from RSA to the Company relating to certain rights to TIPEM.

       15. Non-Compete and Non-Solicitation Agreement whereby RSA agrees not to compete in certain fields and RSA and the Company agree not to solicit each other's employees.

       16. RSA is assigning to the Company all of the contracts set forth on Exhibit E to the Assignment.


       17. RSA has obtained all required consents except the consent to the assignment to the Company of (i) the Commercial Hierarchy Certifier Agreement between RSA and Apple Computer, Inc. dated November 5, 1993, (ii) certain sections of that certain Technology Software License Agreement between RSA and Microsoft Corporation dated May 24, 1991, and (iii) certain sections of that certain Second Encryption Software License Agreement between RSA and Apple Computer, Inc. dated as of September 25, 1990. RSA agrees to use its best efforts to obtain such consents as soon as practicable after the date hereof.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 39


  3.8 The Company has agreements with its shareholders, officers and directors as follows:

       18.  The agreements listed under Section 3.6 above.

       19. The Company has entered an Indemnity Agreement with each of its directors.

       20. The Company has entered a Founders Subscription Agreement with RSA whereby RSA purchased 4,000,000 shares of the Company's Common Stock.


       21. The Company has entered Subscription Agreements with D. James Bidzos, a Director, and Ronald Rivest, a member of its Advisory Committee and Kairdos L.L.C., in which D. James Bidzos is Manager and a member and Timothy Tomlinson, a Director of the Company, is a member.

       22. The Company has entered a Registration Rights Agreement in the form of Exhibit C hereto, to which certain directors and shareholders of the Company
   ---------
are parties.

       23. The Company has entered a Stockholders Agreement in the form of Exhibit D hereto to which certain directors and shareholders of the Company are
---------
parties.

       24. The Company has entered in an engagement letter with Tomlinson Zisko Morosoli & Maser. Timothy Tomlinson, a Director of the Company, is a partner in Tomlinson Zisko Morosoli & Maser.

       25. The Company has entered into a Subscription and Repurchase Agreement with Bessemer Venture Partners DCI. David Cowan, a Director of the Company, is an affiliate of Bessemer Venture Partners IV.

       26. The Company has entered a Subscription and Repurchase Agreement with TZM Investment Fund whereby TZM Investment Fund acquired 80,000 shares of the Common Stock of the Company. Timothy Tomlinson, a Director of the Company, is a partner in TZM Investment Fund.

       27. The Company intends to offer its services to its shareholders and the Company already may have commenced negotiation of contracts with some or all of its shareholders.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 40


       11. As a result of his position as an officer, director and stockholder of both RSA and the Company, D. James Bidzos may be deemed to have an interest in any contract between the Company and RSA.

  3.10 RSA has obtained all required consents except the consent to the assignment to the Company of (i) the Commercial Hierarchy Certifier Agreement between RSA and Apple Computer, Inc. dated November 5, 1993, (ii) certain sections of that certain Technology Software License Agreement between RSA and Microsoft Corporation dated May 24, 1991, and (iii) certain sections of that certain Second Encryption Software License Agreement between RSA and Apple Computer, Inc. dated as of September 25, 1990. RSA agrees to use its best efforts to obtain such consents as soon as practicable after the date hereof.

  3.11 RSA is party to the following litigation:

       3.11.1     RSA Data Security, Inc. v. Cylink Corporation, et al.
                  -----------------------------------------------------
(Arbitration), Santa Clara County Superior Court Case No. CV 740794.

       3.11.2     Cylink Corporation v. RSA Data Security, Inc. and Related
                  ---------------------------------------------------------
Cross-Action, (Patent Litigation), United States District Court, Northern
------------
District of California, Oakland Division, Case No. C 94 02332 CW.

       3.11.3     Schlafly v. Public Key Partners and RSA Data Security, Inc.,
                  -----------------------------------------------------------
United States District Court, Northern District of California, San Jose Division, Case No. C 94 20512 SW (PVT).

  3.15 At present, the Company shares space with RSA. A space sharing or sublease arrangement will be entered after the First Closing hereunder.

       3.16.1 The Company has appointed as its general legal counsel the law firm of Tomlinson Zisko Morosoli & Maser of which Timothy Tomlinson, a Director, is a general partner.

       3.16.2     See the contracts listed on Exhibit E to the Assignment.

  3.20 The Business Plan was prepared in November 1994. Since that time RSA has conducted the Company's business in the ordinary course. The Business Plan assumed investment in October 1994 which did not occur. Section X of the Business Plan is superseded in its entirety by the Transaction Documents.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 41



  3.26 As of the date hereof, RSA has not obtained consent to the assignment to the Company of (i) the Commercial Hierarchy Certifier Agreement between RSA and Apple Computer, Inc. dated November 5, 1993, (ii) certain sections of that certain Technology Software License Agreement between RSA and Microsoft Corporation dated May 24, 1991, and (iii) certain sections of that certain Second Encryption Software License Agreement between RSA and Apple Computer, Inc. dated as of September 25, 1990. RSA agrees to use its best efforts to obtain such consents as soon as practicable after the date hereof.

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 55


                                   EXHIBIT O

                           AMERITECH AGREEMENT TERMS
                           -------------------------


       (a) Ameritech Development Corporation, a Purchaser ("Ameritech"), is subject to certain "line of business" restrictions under the Modification of Final Judgment in the United States vs. AT &T, Civil Action 82-0192 (D.D.C.) (as
                      -----------------------
the same may be modified from time to time, the "MFJ"). Ameritech shall have the right to require the Company to repurchase all of the Series A Preferred Stock, Common Stock, and other securities of the Company owned beneficially or of record by Ameritech (collectively, the "Ameritech Securities") subject to the conditions of this paragraph (a) as follows:

       (i) If a court of competent jurisdiction or the United States Department of Justice ("the D.O.J.") determines that (x) the original purchase of the Ameritech Securities was a violation of, or (y) the continuing ownership by Ameritech of the Ameritech Securities will violate the line of business restrictions of the MFJ to which Ameritech is subject and orders that Ameritech divest the Ameritech Securities or, in the case of the D.O.J., advises Ameritech that it intends to seek such divestiture, or counsel to Ameritech advises Ameritech that the divestiture of the Ameritech Securities is advisable under the MFJ, then Ameritech shall have the right to require the Company to purchase the Ameritech Securities at a purchase price which shall equal the fair market value of the Ameritech Securities (as determined pursuant to the paragraph (b) below) on the date of such judicial order to determination, unless such purchase would violate any provision of the General Corporation Law of the State of Delaware or the corporate laws of any other State applicable to the Company at such time. If the Company is obligated to purchase Ameritech Securities it will issue a note for the purchase price bearing interest at the annual rate of two percent above the rate of interest announced at such time by the First National Bank of Chicago as its prime commercial lending rate, compounded annually. The interest on such note will be payable quarterly and the principal of such note will mature and be payable on the earlier of (i) two years from the date of the note, (ii) 90 days after all shares

Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 56


            of the Company's Preferred Stock have been converted to Common Stock, (iii) the date on which cash dividends are paid on the Preferred Shares or Common Stock, (iv) the date on which the Company is acquired by a third party, whether through a sale of assets, sale of capital stock, merger, consolidation or otherwise or (v) the consummation of an underwritten public offering by the Company of any of its securities.

       (ii) For a period of 60 days prior to exercising its right to require the Company to repurchase Ameritech Securities, Ameritech shall have the right to sell the Ameritech Securities to a third party; provided,
                                                                     --------
            however, that the Company shall have a right of first refusal to
            -------
            purchase the Ameritech Securities. in the event that Ameritech reaches general agreement with a third party regarding the sale of the Ameritech Securities within such 60 day period, Ameritech will give the Company written notice describing the price and general terms of the proposed sale (the "Sale Notice"). The Company may elect to purchase all (but not less than all) of the Ameritech Securities for the same price and upon the same terms and conditions as set forth in the Sale Notice by giving written notice of such election to Ameritech within 15 days after receiving the sale Notice. The closing of the purchase of the Ameritech Securities by the Company pursuant to this subsection (ii) shall take place promptly (and in any event within 15 days) following the Company's delivery of written notice to the Purchaser.

       (b) The fair market value of the Ameritech Securities shall be determined by a nationally known venture capitalist or investment banker mutually agreeable to the Company and the Ameritech. The costs of such appraisal shall be borne equally by the Company and Ameritech.

       (c) The rights granted to Ameritech under this Section __ are personal to Ameritech and may not be assigned to any other party other than its stockholders and affiliates which acquire the Ameritech Securities in compliance with this agreement.

       (d)  Termination.  The provisions of this Section __ shall terminate and
            -----------
have no further force and effect upon the first to occur of:

       (i) The occurrence of both (1) the consummation of the first underwritten public offering by the Company of any of its equity securities, the aggregate market value of which on the
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Digital Certificates International, Inc.
Series A Preferred Stock Purchase Agreement
Page 57


       date of such offering shall be at least $10,000,000; and (2) the availability to the original purchaser of the Ameritech Securities of the resale provisions of Rule 144(k) promulgated under the Act or any then equivalent regulation; or

       (ii) The termination of ownership by the original purchaser of the Ameritech Securities and its affiliates of all of the Ameritech Securities.